Bank of Texas, N.A.
5 Houston Center
1401 McKinney, Suite 1650
Houston, Texas 77010

March 14, 2008

Tandem Energy Corporation
PER Gulf Coast, Inc.
Attention: Michael G. Cunningham, Senior Vice President
200 N. Loraine, Suite 500
Midland, Texas 79701

Re:    Loan Agreement

Gentlemen:

This letter sets forth the Loan Agreement (this ALoan Agreement@) among Tandem Energy Corporation, a Delaware corporation, and PER Gulf Coast, Inc., a Delaware corporation (collectively ABorrowers@); Bank of Texas, N.A., as administrative agent (AAgent@); and Bank of Texas, N.A. (ABank of Texas@), and all banks and financial institutions now or hereafter a party to this Loan Agreement (collectively ABanks@), with respect to loans from Banks to Borrowers and obligations of Borrowers to Agent and Banks.

1.  Loan. (a) Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments, and documents executed and delivered in connection herewith (collectively the ALoan Documents@), each of the Banks severally agrees to make a revolving loan (the ARevolving Loans@) to Borrowers for the purposes set forth below, in an amount not to exceed in the aggregate at any one time outstanding, the amount of each Banks= Percentage Share (as defined below) of the sums set forth below. Each Banks= Percentage Share of the Revolving Loans shall be evidenced by and under the terms set forth in separate notes in the form of the Revolving Promissory Note attached as Exhibit A and in an amount equal to such Banks= Percentage Share of $100,000,000.00 (collectively the ARevolving Notes@).

Tandem Energy Corporation, et al
March 14, 2008

(b) Subject to the terms and conditions hereof, Borrowers may borrow, repay, and reborrow on a revolving basis from time to time during the period commencing on the date hereof and continuing through 11:00 a.m. (Houston, Texas time) on March 14, 2012 (the ATermination Date@), such amounts as Borrowers may request under the Revolving Loans; provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) the aggregate sums permitted under the Borrowing Base (as defined below), which is initially set at $35,000,000.00, provided, however, that the principal amount outstanding on the Revolving Loan may not exceed $10,000,000.00 until Agent has satisfactorily completed the additional due diligence contemplated by Subsection (b) of Section 5 below, or (ii) $100,000,000.00. All sums advanced under the Revolving Loans, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date.

(c) Banks shall share ratably in the principal advanced to Borrowers on the
Revolving Notes and the payments of principal and interest received from Borrowers on the Revolving Notes, according to the percentages shown in Schedule 1 attached (the APercentage Share@).

(d) All amounts owed on the Revolving Notes shall bear interest from the date advanced until paid or until default or maturity at the rates per annum elected by Borrowers from the following options under the terms of the Revolving Notes: (i) the Prime Rate, or (ii) the sum of the LIBOR Rate plus the LIBOR Spread. The LIBOR Spread will vary based on the Borrowing Base Utilization (as defined below) as in effect from time to time, with each change in the applicable rate resulting from a change in the Borrowing Base Utilization to take effect on the day such change in the Borrowing Base Utilization occurs. ABorrowing Base Utilization@ is defined as an amount expressed as a percentage, equal to the quotient of (i) the sum of (A) the aggregate principal amount of the Revolving Loans outstanding, plus (B) the aggregate undrawn amount of all outstanding Letters of Credit, divided by (ii) the Borrowing Base. Based on the Borrowing Base Utilization, the LIBOR Spread will vary as set forth below:

Borrowing Base Utilization	LIBOR Spread
Greater than 90%	2.25%
Less than or equal to 90%,
but greater than 66%	2.00%
Less than or equal to 66%,
but greater than 33%	1.75%
Less than or equal to 33%	1.50%

The APrime Rate@ shall be equal to the BOKF National Prime Rate, which is defined as the rate of interest set by BOK Financial Corporation, in its sole discretion, on a daily basis, as published by BOK Financial Corporation from time to time; and the ALIBOR Rate@ means the rate of interest per annum at which deposits in U.S. dollars are offered by the major London clearing banks, as quoted by the British Banker=s Association and reported by Bloomberg Professional Service on page BBAM (or such other similar news reporting service as Agent may subscribe to at the time such LIBOR Rate is determined), in the London interbank offered rate market for a period of time equal or comparable to a one, two, or three month interest period, as elected by Borrowers, and in an amount equal to or comparable to the principal amount of the LIBOR Balance (as defined in the Revolving Note) to which such interest period relates; provided, however, that only four (4) interest period options shall be in effect at any one time and the selection of the LIBOR Rate for a particular interest period shall be for no less than $1,000,000.00 of unpaid principal and in even multiples of $100,000.00 in principal.

Tandem Energy Corporation, et al
March 14, 2008

(e) Advances on the Revolving Loans may be used only for the following purposes: (i) to refinance indebtedness owed by Tandem Energy Corporation (ATEC@) to Guaranty Bank, (ii) to fund capital expenditures, including, without limitation, the acquisition and development of oil and gas properties, (iii) the issuance of Letters of Credit (as defined below), and (iv) working capital and general corporate purposes.

(f) Borrowers shall give Agent (which shall promptly notify the Banks) written notice (effective upon receipt) of any advance on the Revolving Loans not later than 10:00 a.m. (Houston, Texas time) at least one Business Day (as defined in the Revolving Notes) before the date of the advance, specifying (1) the date of proposed advance, and (2) the aggregate amount of the proposed advance on the Revolving Loans. By 12:00 noon (Houston, Texas time) on the date of Borrowers= notice, Agent shall promptly notify each of the Banks of Borrowers= request for an advance on the Revolving Loans. Not later than 12:00 noon (Houston, Texas time), on the date of the requested advance, each of the Banks will make available to Agent at Agent=s office in Houston, Texas, in immediately available funds, that Bank=s Percentage Share of advance on the Revolving Loans. After Agent=s receipt of these funds, not later than 2:00 p.m. (Houston, Texas time), on the date of the advance and subject to the conditions precedent set forth in this Loan Agreement, Agent will make the advance available to Borrowers in immediately available funds by crediting the amount thereof to Borrowers= account with Agent. Agent will not disburse any advance until Agent has received each Banks= Percentage Share of the advance; provided, however, that unless Agent receives notice from a Bank prior to the date on which Banks are to provide funds to Agent for an advance that a Bank will not make available to Agent the funds, Agent may assume that Banks have made the funds available to Agent on the date of the advance, and Agent in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, make available to Borrowers on the date a corresponding amount. If and to the extent Banks have not made such funds available to Agent, Banks agree to repay to Agent, immediately on demand, the corresponding amount together with interest thereon, for each day from the date the amount is made available to Borrowers until the date the amount is repaid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Contract Rate set forth in the Revolving Notes. When Banks shall repay to Agent the corresponding amount, such amount so repaid shall constitute Banks= loan for purposes of this Loan Agreement. All notices given by Borrowers under this Section shall be irrevocable.

(g) All payments of principal of, and interest on, any Notes shall be made by Borrowers to Agent before 12:00 noon (Houston, Texas time), in immediately available funds, at Agent=s principal banking office in Houston, Texas. On the Business Day of receipt by Agent, if Agent=s receipt occurs before 12:00 noon (Houston, Texas time), Agent will promptly thereafter cause to be distributed, on the same Business Day, (1) each Banks= Percentage Share of the payments of principal and interest in like funds to each Bank for its account, and (2) other fees payable to any Banks to be applied in accordance with the terms of this Loan Agreement. All payments received by Agent after 12:00 noon (Houston, Texas time) will be distributed promptly by Agent, and in no event later than 2:00 p.m. (Houston, Texas time) on the next succeeding Business Day. If and to the extent Agent has not timely distributed the payment to Banks, Agent agrees to repay to Banks, immediately on demand, the corresponding amount together with interest thereon, for each day from the date the amount is paid by Borrowers until the date the amount is repaid to Banks, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Contract Rate set forth in the Revolving Notes. Borrowers authorize each Bank, if and to the extent payment is not made when due under this Loan Agreement or under any Notes, to charge from time to time against any account of Borrowers with such Bank any amount as due.

(h) All payments made on the Revolving Notes shall be credited, to the extent of the amount thereof, in the following manner: (i) first to fees, costs, and expenses which Borrowers have agreed to pay under the Loan Documents; (ii) second, against the amount of interest accrued that is due and unpaid on the Revolving Notes as of the date of such payment; (iii) third, against all principal (if any) due and owing on the Revolving Notes as of the date of such payment; (iv) fourth, as a prepayment of the Revolving Notes; and (v) fifth, as a prepayment of any remaining obligations; provided, however, that if an Event of Default has occurred and is continuing at the time of such payment, then, except for payments that cure the Event of Default which shall be applied to so cure, to the extent the payment does not cure the default, each of the Banks shall be entitled to apply the payment to Loans in the manner it shall deem appropriate.

Tandem Energy Corporation, et al
March 14, 2008

(i) (i) At the request of Borrowers, Banks shall from time to time issue one or more letters of credit for the account of Borrowers or affiliates (the ALetters of Credit@); provided, however, that Banks shall not be obligated to issue a Letter of Credit if the aggregate face amount of all outstanding Letters of Credit will exceed $5,000,000.00. Borrowers= availability on the Revolving Loans will be reduced by the face amount of all unexpired Letters of Credit. Any fundings under any Letters of Credit will be treated as an advance on the Revolving Loans and will be secured by the Security Documents (as defined below). All Letters of Credit shall be for a term of up to one year (or longer if necessary for regulatory requirements) but shall expire not later than five days prior to the Termination Date, unless adequately secured by cash collateral held by Banks. Borrowers will sign and deliver Banks= customary forms for the issuance of Letters of Credit. Borrowers agree to pay to Agent for the benefit of Banks a Letter of Credit fee equal to the Letter of Credit Fee Rate per annum set forth below, calculated on the aggregated stated amount of each Letter of Credit for the stated duration thereof (computed on the basis of actual days elapsed as if each year consisted of 360 days). The Letter of Credit Fee Rate will vary as set forth below based on the Borrowing Base Utilization:

Borrowing Base Utilization	Letter of Credit Fee Rate
Greater than 90%	2.25%
Less than or equal to 90%,
but greater than 66%	2.00%
Less than or equal to 66%,
but greater than 33%	1.75%
Less than or equal to 33%	1.50%

Any renewal or extension of a Letter of Credit will be treated as a new issuance for the purpose of the Letter of Credit fees. These fees are payable quarterly in arrears within fifteen (15) days of the last day of each calendar quarter.

(ii) Each of the Banks issuing any Letter of Credit irrevocably grants to the other Banks and, Banks irrevocably accept and purchase from Banks, on the terms and conditions stated below, for each Bank=s own account and risk, an undivided interest equal to each Bank=s Percentage Share of Banks=s obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by Banks thereunder. In the event that Borrowers fail to pay Banks on demand the amount of any draft or other request for payment drawn under a Letter of Credit as required by the letter of credit application, the draft or payment shall be treated as an advance on the Revolving Loans and each of the Banks shall pay to the issuing Bank at its lending office, in immediately available funds, the other Banks= Percentage Share of the amount of such draft or other request for payment from Borrowers. Banks= obligation to reimburse the issuing Bank pursuant to the terms of this subsection is irrevocable and unconditional; provided, however, that Banks shall not be obligated to reimburse the issuing Bank for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the issuing Bank.

(j) At the request of Borrowers and in the sole discretion of Banks, Banks may from time to time issue one or more auction letters or letters of guarantee in connection with auctions or other purchases of oil and gas properties by Borrowers. Each auction letter and letter of guarantee will have an expiration date not longer than five (5) days from the date of the letter. Notwithstanding any provision to the contrary, Borrowers= availability on the Revolving Loans will be reduced by the aggregate maximum amount stated in all unexpired auction letters and letters of guarantee until Banks are satisfied that (i) Borrowers were unsuccessful in the auction or purchase, or (ii) Borrowers consummate the purchase of the oil and gas properties. Any fundings pursuant to an auction letter or letter of guarantee will be treated as an advance on the Revolving Loans and will be secured by the Security Documents.

(k) Borrowers agree to pay to Agent for the benefit of Banks the following fees that are non-refundable and earned by Banks upon execution of this Loan Agreement (unless otherwise provided):

(i) Upon execution of this Loan Agreement, Borrowers agree to pay Agent for the benefit of Banks the fees set forth in any separate fee letters.

(ii) Upon any increase in the Borrowing Base, Borrowers agree to pay Agent for the benefit of Banks an Increase Fee equal to one-quarter of one percent (0.25%) of the increase in the Borrowing Base.

Tandem Energy Corporation, et al
March 14, 2008

(iii)  Borrowers agree to pay to Agent for the benefit of Banks a Commitment Fee on the Revolving Loans equal to Commitment Fee Rate set forth below per annum (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) of the average for the period of calculation of an amount determined daily equal to the difference between the Borrowing Base and the sum of (i) the aggregate outstanding principal balance on the Revolving Loans at such time, plus (ii) the aggregate undrawn amount on all outstanding Letters of Credit. The Commitment Fee Rate will vary as set forth below based on the Borrowing Base Utilization:

Borrowing Base Utilization	Facility Fee Rate
Greater than 90%	0.250%
Less than or equal to 90%,
but greater than 66%	0.375%
Less than or equal to 66%,
but greater than 33%	0.375%
Less than or equal to 33%	0.500%

This Commitment Fee is payable quarterly within fifteen (15) days of the end of each calendar quarter. This Commitment Fee shall be shared by Banks ratably based on their respective Percentage Share.

(iv) Upon each request by Borrowers for a Special Redetermination (as defined below) of the Borrowing Base, Borrowers will pay to Agent for the benefit of Banks an Engineering Fee in the amount of $7,500.00.

(l) The Revolving Loans, all other loans now or hereafter made by any of the Banks to Borrowers, or either of them, and any renewals or extensions of or substitutions for those loans, will be referred to collectively as the ALoans.@ The Revolving Notes, all other promissory notes now or hereafter payable by Borrowers, or either of them, to any of the Banks, and any renewals or extensions of or substitutions for those notes, will be referred to collectively as the ANotes.@

2.  Collateral. (a) Payment of the Notes and the Hedge Liabilities (as defined below) will be secured by the first liens and first security interests created or described in the following (collectively the ASecurity Documents@): (i) a Deed of Trust and Security Agreement (the ADeed of Trust@) of even date, executed by TEC in favor of Agent for the benefit of Banks, and covering oil and gas properties located in Eddy and Lea Counties, New Mexico, and Hardin, Harris, Jim Hogg, Palo Pinto, Pecos, and Scurry Counties, Texas; and (ii) any other security documents now or hereafter executed in connection with the Loans. All oil and gas properties now or hereafter mortgaged to Agent by Borrowers, including the oil and gas properties covered by the Security Documents, will be referred to as the AProperties.@ The Deed of Trust will renew and consolidate liens and security interests granted by TEC to Guaranty Bank; and Borrowers shall cause Guaranty Bank to assign its liens and security interest to Agent for the ratable benefit of Banks. If requested by Agent, Borrowers will execute in favor of Agent for the ratable benefit of Banks mortgages, deeds of trust, security agreements, or amendments, in Proper Form (as defined below), mortgaging all additional oil and gas properties and all additional interests in the Properties acquired by Borrowers, or either of them, so that Agent will continuously maintain under mortgage not less than eighty percent (80%) of the aggregate present value (as calculated by Agent in its sole discretion in accordance with the methods set forth below for the Borrowing Base) assigned to Borrowers= oil and gas properties based upon Agent=s in-house evaluation.

Tandem Energy Corporation, et al
March 14, 2008

(b) Payment of the Notes and the Hedge Liabilities will be guaranteed by all existing and hereafter acquired companies, subsidiaries, or partnerships of Borrowers; and Borrowers agree to cause all such companies, subsidiaries, and partnerships to execute and deliver guaranties in Proper Form to Agent for the benefit of Banks.

(c) In connection with the Security Documents and at such time as Agent requires Borrowers to mortgage additional oil and gas properties, Borrowers shall, upon request of Agent, deliver to Agent for the benefit of Banks title opinions and/or other title information acceptable to Agent covering at least eighty percent (80%) of the present value (as determined by Agent in the manner set forth for Borrowing Base determinations below) of the Properties and the oil and gas properties which are to become Properties, along with such other information regarding title as Agent shall reasonably request, all in Proper Form and from attorneys or landmen acceptable to Agent. Agent reserves the right to immediately exclude any oil and gas property from the Borrowing Base if Agent learns of any material title issue with respect to the oil and gas property or if Agent=s review of Borrowers= title to the oil and gas property indicates that Borrowers= title is unacceptable to Agent, in its sole discretion.

(d) Agent shall hold the Properties and all related collateral, along with all payments and proceeds arising therefrom, for the benefit of Banks as security for the payment of the Loans and the Hedge Liabilities. Except as otherwise expressly provided for in this Section, Agent, in its own name or in the name of Banks, may enforce any of the collateral or the security therefor by any mode provided under the Loan Documents or by the law of the state in which the collateral or in which any of the Properties is located, and may collect and receive proceeds receivable on account of ownership of the Properties. Agent, in its sole discretion and in good faith, may (but is not required to) take whatever action it deems necessary to protect and enforce the Properties and other collateral or the rights of Banks under the Loan Documents. Specifically, Agent is authorized to sign and deliver partial releases of the Security Documents for sales of oil and gas properties permitted by Section 7(d) below.

(e) After an Event of Default (as defined below) that remains uncured after the expiration of any notice and cure period required by this Loan Agreement, or if there is an existing Borrowing Base deficiency that is not addressed by Borrowers in accordance with Section 3(b) below, Agent reserves the right to require Borrowers to set up a lockbox account to be managed by Agent for the purpose of collection of production proceeds attributable to Borrowers= interest in the Properties. Borrowers agree that upon Agent=s election to require the lockbox after an Event of Default, Agent will receive the proceeds of oil and gas produced from or attributable to Borrowers= interest in the Properties for application to the Revolving Notes and the Hedge Liabilities; and Borrowers hereby direct all production purchasers or operators distributing proceeds to pay Borrowers= distributions attributable to Borrowers= interest in the Properties directly to Agent, if Agent so elects. All production proceeds attributable to the Properties received in the lockbox account by Agent that are attributable to another person=s or entities= interest in the Properties shall be released immediately to Borrowers upon Borrowers= request. All production proceeds attributable to Borrowers= interest in the Properties received in the lockbox account by Agent in excess of the current scheduled monthly payment and any other fees or expenses owed to Agent or Banks will be transferred to Borrowers at the end of each month for its use consistent with the provisions of this Loan Agreement, so long as there is no existing Event of Default. If the production proceeds attributable to Borrowers= interest in the Properties received by Agent during any month are not sufficient to make the scheduled monthly payment, Borrowers will pay Agent the deficiency within ten (10) days. Contemporaneously with the execution of this Loan Agreement, TEC will sign and deliver letters in lieu of transfer orders to all purchasers of production directing those parties to pay all proceeds attributable to TEC=s interest in the Properties to the lockbox account, and these letters, signed in blank, will be held by Agent until such time as Agent elects to require the lockbox after an Event of Default.

(f) All payments and proceeds of every kind from the Properties, when directly received by Agent (whether from payments on or with respect to the Properties, from production proceeds collected by Agent, from foreclosure and sale to third parties, from sale of collateral subsequent to a foreclosure at which Agent or another Bank was the purchaser, or otherwise) shall be held by it as a part of the collateral and, except as otherwise expressly provided hereinafter, shall be applied to the Revolving Loans and the Hedge Liabilities in the manner set forth below.

Tandem Energy Corporation, et al
March 14, 2008

(g) Upon the occurrence and during the continuance of any Event of Default, Agent, after giving written notice and taking any other action necessary under applicable statutes of the jurisdiction in which the Properties are located, to Borrowers and to Banks of the action to be taken, may at any time or times thereafter exercise all available rights and remedies, including the right, if any, to sell, assign, and deliver all or any part of the Properties, or any substitution therefor or any additions thereto as provided hereafter. Any sale or assignment may be at any public or private sale at the option of Agent, without advertisement or any notice to Borrowers or any other person except those required by applicable law (Borrowers hereby agreeing that 10 days notice constitutes Areasonable notice@); and Banks, individually or collectively, may bid and become a purchaser at any such sale. Sales hereunder may be at such time or times, place or places, for cash or credit, and upon such terms and conditions as Agent may determine in its sole discretion. Upon the completion of any sale, Agent shall execute all instruments of transfer necessary to vest in the purchaser title to the property sold, and shall deliver to the purchaser any of the property so sold which may be in the possession of Agent. Agent, in its sole discretion and in good faith, may (but is not required to) take whatever action it deems necessary to protect and enforce the Properties and other collateral or the rights of Agent or Banks under the Loan Documents.

(h) In the case of any sale of all or part of the Properties or other collateral, the purchase money proceeds and all other proceeds which then may be held or recovered by Agent for the benefit of Banks, shall be applied in the following order:

(i)  First, to the payment of the reasonable costs and expenses of the sale and of the collection or enforcement of the collateral, and reasonable compensation to Agent, its agents and attorneys, and of all reasonable expenses and liabilities incurred and advances made by Banks in connection therewith;

(ii) Second, to the payment of expenses of Banks which Borrowers are obligated to pay pursuant to this Loan Agreement;

(iii) Third, to the payment ratably of the sum of (i) amounts due for principal and interest on all Loans then outstanding, and (ii) amounts owed as the Hedge Liabilities, without preference or priority of the indebtedness owing to one Bank over another, or of Hedge Liabilities over Loans, or of Loans over Hedge Liabilities, or of principal over interest, or of interest over principal; and

(iv) Fourth, to the payment of the surplus, if any, to Borrowers, their successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(i) Unless a security interest would be prohibited by law or would render a nontaxable account taxable, Borrowers grant to Banks a contractual possessory security interest in, and hereby assigns, pledges, and transfers to Banks all Borrowers= rights in any deposits or accounts now or hereafter maintained with any of the Banks (whether checking, savings, or any other account), excluding, however, accounts maintained by Borrowers with any of the Banks for the purpose of revenue distribution to third parties entitled to those revenues and any other accounts held by Borrowers for the benefit of a third party. Borrowers authorize Banks, to the extent permitted by applicable law, to charge or setoff any sums owing on the Loans or the Hedge Liabilities against any and all such deposits and accounts; and Banks shall be entitled to exercise the rights of offset and banker=s lien against all such accounts and other property or assets of Borrowers, or either of them, with or in the possession of Banks to the extent of the full amount of the Loans and the Hedge Liabilities. Any amount offset by a Bank shall be shared with the other Banks in accordance with the Percentage Share of each, and each of the Banks shall apply its share in accordance with this Loan Agreement.

Tandem Energy Corporation, et al
March 14, 2008

3.  Borrowing Base. (a) On or around May 1 and November 1 of each year (APeriodic Redetermination@), commencing May 1, 2008, Agent may determine or redetermine, in its sole discretion, a Borrowing Base (as defined below). In addition, Required Banks (as defined below) shall have the right to request at any time, and Borrowers shall have the right to request once per six-month period between Periodic Redeterminations, an unscheduled redetermination (ASpecial Redetermination@) of the Borrowing Base by Banks, and Agent shall conduct such Special Redetermination using the methods described in this Section. The term ABorrowing Base@ refers to the designated loan value (as calculated by Agent in its sole discretion) assigned to the discounted present value of future net income accruing to the Properties based upon Agent=s in-house evaluation of Borrowers= oil and gas properties. Agent=s determination of the Borrowing Base will use such methodology, assumptions, and discount rates customarily used by Agent with respect to credits of a similar size and nature in assigning collateral value to oil and gas properties and will be based upon such other credit factors or financial information available to Agent at the time of each determination, including, without limitation, current market conditions and Borrowers= assets, liabilities, cash flow, liquidity, business, properties, prospects, management, and ownership. Borrowers acknowledge that increases in the Borrowing Base are subject to appropriate credit approval by Banks.

(b) The outstanding principal balance owing on the Revolving Notes, plus the aggregate face amount of all Letters of Credit, may not exceed the Borrowing Base at any time, subject to the payout provisions below in the event of a Borrowing Base decrease. A decrease in the Borrowing Base will result in an immediate decrease in Banks= commitment under the Revolving Loans. If the redetermined Borrowing Base is less than the sum of the outstanding principal then owing on the Revolving Notes, plus the aggregate face amount of all Letters of Credit, Agent will notify Borrowers of the amount of the Borrowing Base and the amount of the deficiency. Within thirty (30) days after notice is sent by Agent, Borrowers shall remedy the deficiency by either: (i) making a lump sum payment on the Revolving Notes to reduce the principal outstanding plus Letters of Credit to an amount equal to or less than the new Borrowing Base; (ii) committing to make five equal monthly installment payments on the Revolving Notes to reduce the principal plus Letters of Credit to an amount equal to or less than the new Borrowing Base; or (iii) mortgaging additional collateral, which must be acceptable to Agent as to type, value, and title.

(c) Upon each Periodic or Special Redetermination, Agent will review and set the Borrowing Base and an MCR (as defined below) within thirty (30) days from receipt by Banks of all pertinent information, and Agent will advise Borrowers and Banks of Agent=s decision, which will be at Agent=s sole discretion. Each of the Banks must approve or reject the proposed Borrowing Base and MCR within twenty-one (21) days of Agent=s notice. The failure of any Bank to respond within the twenty-one day period shall be deemed to be approval of the proposed Borrowing Base and MCR. Any increase in the Borrowing Base and any decrease in the MCR must be unanimously approved by all Banks, and each reaffirmation or reduction in the Borrowing Base and reaffirmation or increase to the MCR must be approved by Agent and Required Banks. As used in this Loan Agreement, ARequired Banks@ means Banks holding an aggregate Percentage Share not less than one hundred percent (100%). If, in conjunction with a Special Redetermination, Borrowers submit to Agent for its review additional oil and gas properties to be mortgaged and Banks elect to increase the Borrowing Base, the increase in the Borrowing Base will be effective as of the date upon which Borrowers execute and deliver to Agent appropriate mortgages or amendments in Proper Form, which will grant to Agent for the benefit of Banks a valid, enforceable and first priority lien against the additional Properties as security for the Revolving Loans.

(d) At the time of any Periodic or Special Redetermination, Agent reserves the right to establish an equal Monthly Commitment Reduction (AMCR@) amount by which the Borrowing Base shall be automatically reduced effective as of the fifth (5th) day of each successive calendar month until the next Borrowing Base redetermination. Agent=s determination of the MCR will use such methodology, assumptions, and discount rates customarily used by Agent with respect to credits of a similar size and nature in determining commitment reductions and will be based upon such other credit factors or financial information available to Agent at the time of each determination, including, without limitation, the economic half-life of the Properties, and Borrowers= assets, liabilities, cash flow, liquidity, business, properties, prospects, management, and ownership. The MCR will be set at $0 until reset in connection with a Borrowing Base redetermination or until the Termination Date. If the outstanding principal balance owing on the Revolving Notes, plus the face amount of all unexpired and outstanding Letters of Credit, shall exceed the Borrowing Base solely because of an MCR reduction, Borrowers shall promptly make a single lump sum payment in an amount not to exceed the MCR to reduce the outstandings below the Borrowing Base. If the outstanding principal balance owing on the Revolving Notes, plus the face amount of all unexpired and outstanding Letters of Credit, shall exceed the Borrowing Base because of a Periodic or Special Redetermination (or a Periodic or Special Redetermination combined with a required MCR), Borrowers shall have the right to cure as set forth in subsection (b) above; provided, however, that if the MCR was applicable before the Periodic or Special Redetermination, then the MCR amount will be due in a lump sum and Banks may continue the MCR at the same amount or change the MCR effective on the redetermination date.

Tandem Energy Corporation, et al
March 14, 2008

(e) If Borrowers sell, transfer, or otherwise dispose of any oil and gas properties included in the Borrowing Base that have an aggregate sales price in excess of five percent (5%) of the most recent Borrowing Base, Agent reserves the right to redetermine the Borrowing Base in accordance with this Section 3, which redetermination will be in addition to any Special Redetermination permitted to Agent or Banks under subsection (a) above. Any Borrowing Base deficiency resulting from the sale of any oil and gas properties shall be immediately reduced by a single lump sum payment in an amount not to exceed the net proceeds from the sale of the oil and gas properties, and any remaining deficiency after the Borrowing Base redetermination shall be cured by Borrowers pursuant to subsection (b) above.

4.  Hedges and Swaps. (a) Definitions. As used in this Loan Agreement and the Loan Documents, the following terms have the meanings assigned below:

(i) AISDA Agreement@ means any International Swaps and Derivatives Association, Inc. master agreement or any similar agreement (with all related schedules, annexes, exhibits, amendments, and confirmations), now existing or hereafter entered into by Borrowers, or either of them, as amended, modified, replaced, consolidated, extended, renewed, or supplemented from time to time.

(ii) AHedge Transaction@ means all Transactions (as defined in the ISDA Agreement) and any other commodity swap (including price protection for future production of oil, gas, or other hydrocarbons or mineral or mining interests and rights therein), commodity option, interest rate swap (including rate hedge products), basis or currency or cross-currency rate swap, forward rate, cap, call, floor, put, collar, future rate, forward agreement, spot contract, or other credit, price, foreign exchange, rate, equity, equity index option, bond option, interest rate option, rate protection agreement, currency option, or other option, or commodities derivative, exchange, risk management, or protection agreement, or commodity, securities, index, market, or price-linked transaction or agreement, or any option with respect to any such transaction or similar transaction or combination of any of the foregoing, now existing or hereafter entered into by Borrowers, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices, indexes, or other financial measures and whether such transactions or combinations thereof are governed by or subject to any ISDA Agreement or other similar agreement or arrangement, including all obligations and liabilities thereunder, and including all renewals, extensions, amendments, and other modifications or substitutions.

(iii)  AHedge Liabilities@ means any and all liabilities and obligations of every nature and howsoever created, direct, indirect, absolute, contingent, or otherwise, whether now existing or hereafter arising, created, or accrued, of Borrowers, or either of them, from time to time owed or owing to Agent, Banks, or Hedge Providers in connection with any ISDA Agreement [and each Transaction (as defined in the ISDA Agreement) and each Confirmation (as defined in the ISDA Agreement)] or any Hedge Transaction, including, but not limited to, obligations and liabilities arising in connection with or as a result of early or premature termination, cancellation, rescission, buy back, reversal, or assignment or other transfer of a Hedge Transaction, and including any obligations or liabilities under the Letters of Credit issued in connection with Hedge Transactions to which another entity is a counter-party, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such obligor, would have accrued on such obligation, whether or not a claim is allowed for such interest in the related bankruptcy proceedings), reimbursement obligations, fees, expenses, indemnification, or otherwise.

(iv)  AHedge Provider@ means BOK or any affiliate of any of the Banks contracting with Agent or Banks with respect to Hedge Transactions for Borrowers.

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(v)  ABOK@ means collectively Bank of Oklahoma, N.A. and any affiliate of Bank of Oklahoma, N.A. or Bank of Texas, including without limitation, Bank of Albuquerque, N.A., Bank of Arkansas, N.A., Bank of Arizona, Colorado State Bank and Trust, N.A., and such other present or future banking or financial institution affiliates now or hereafter owned or controlled directly or indirectly by BOK Financial Corporation.

(b) ISDA Agreement. Borrowers and Agent, Banks, or Hedge Providers may enter into an ISDA Agreement, governing certain Hedge Transactions available to Borrowers from Agent, Banks, or Hedge Providers. Borrowers may enter into Transactions (as defined in the ISDA Agreement) subject to the provisions of Confirmations (as defined in the ISDA Agreement). Notwithstanding any provision to the contrary, the provisions of this Loan Agreement shall remain in force until all Hedge Transactions with Agent, Banks, or Hedge Providers have expired and all Hedge Liabilities have been satisfied in full, even though the Loans may have previously been paid in full and terminated.

(c) Security. Borrowers agree that the Security Documents shall secure payment of all Hedge Liabilities. Borrowers, Agent, and Banks hereby agree that the Loans and the Hedge Liabilities shall rank pari passu and shall collectively be secured by the Security Documents on a pro rata basis. Agent shall hold the Properties and all related collateral under the Security Documents, along with all payments and proceeds arising therefrom, for the benefit of Agent, as security for the payment of all Loans and as security for all Hedge Liabilities on a ratable basis. The benefit of the Security Documents and of the provisions of this Loan Agreement relating to the collateral shall also extend to and be available to Agent, Banks, or Hedge Providers to the extent any is a counter-party to any Hedge Transactions on a pro rata basis with respect to any obligations, liabilities, or indebtedness of Borrowers.

(d) Termination. If and to the extent any Hedge Transaction is required by this Loan Agreement or used in calculation of the Borrowing Base, such Hedge Transaction cannot be cancelled, liquidated, or Aunwound@ without the prior written consent of Agent and Required Banks.

(e) Hedging Limitations. Borrowers shall not enter into any Hedge Transaction related to crude oil, natural gas, or other commodities, except hedging required by Agent and Banks and except for Hedge Transactions which meet the following requirements:

(i) Hedge Transactions resulting in a cap on the price to be received by Borrowers, involving in the aggregate at any time not more than ninety percent (90%) of Borrowers= anticipated production from its proved developed producing oil and gas properties (as forecast in Agent and Banks= most recent engineering valuation of the Properties); provided, however, that there shall be no limitation on the volume of Hedge Transactions resulting only in a floor price per barrel or mcf; and

(ii) Hedge Transactions that would not result in a price per barrel or mcf lower than the base case price used by Agent and Banks in the most-recent engineering evaluation of Borrowers= oil and gas properties, adjusted for variances between the hedging price and Borrowers= actual product price as determined by Agent and Banks, or otherwise at hedging prices acceptable to Agent; and

(iii) Hedge Transactions that include a Aprice floor@ or comparable financial hedge or risk management agreement acceptable to Agent in all respects (including, without limitation, price and term); and

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(iv) Hedge Transactions that are each for a period not to exceed sixty (60) months or twelve (12) months beyond the Termination Date; and

(v) Hedge Transactions where, in each case, the underlying contracts are with one or more of Agent, Banks, or Hedge Providers, as counterparty, with a counter-party (or the parent entity thereof) acceptable to Agent and who at the time the contract is made has long-term obligations rated BBB+ or better by Standard & Poor=s Ratings Group or Baa1 or better by Moody=s Investors Services, Inc., or with a counter-party that is otherwise approved by Agent in writing; and

(vi) Hedge Transactions that are not effective at concurrent or overlapping periods of time on the same volumes of production on both a physical and financial basis, unless the combined volumes are in compliance with the volume limitations set forth above.

Borrowers may enter into swaps, collars, floors, caps, options, corridors, or other contracts, as such terms are commonly referred to in the capital markets, which are intended to reduce or eliminate the risk of fluctuation in interest rates for the purpose and effect of fixing and capping interest rates on a principal amount of indebtedness of Borrowers; provided that (A) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness of Borrowers to be hedged by such contract and the interest rate exposure would not cause the notional amount of all such Hedge Transactions then in effect for the purpose of hedging interest rate exposure to exceed one hundred percent (100%) of the total consolidated indebtedness of Borrowers projected to be outstanding for any period covered by such Hedge Transaction, and (B) Borrowers shall not establish or maintain any margin accounts with respect to such contracts.

(f) Required Hedges. Unless Agent agrees in writing to the contrary, Borrowers shall maintain the Hedge Transactions described in Schedule 2 attached and meeting the following requirements: (i) the Hedge Transactions shall cover the volumes set forth in Schedule 2 attached; (ii) the Hedge Transactions shall cover the periods set forth in Schedule 2 attached; and (iii) the Hedge Transactions shall have a fixed price or floor price per barrel equal to or greater than set forth in Schedule 2 attached. Within thirty (30) days of the date of this Loan Agreement, Borrowers shall provide evidence to Agent that all of the Existing Hedge Transactions described in Schedule 3 attached have been assigned from Parent to TEC.

(g) Speculation. Borrowers shall not invest for speculative purposes in any Hedge Transactions or in any other options, futures, or derivatives.

(h) Third Party Hedge Transactions. If any Hedge Transaction is entered into with an outside counter-party, (I) notwithstanding Subsection (i) of Section 1 of the Loan Agreement, Agent and Banks shall not be required to provide any Letter of Credit with respect to any margin call on the Hedge Transactions, unless Agent, in its sole discretion, agrees to do so; and (II) Borrowers shall collaterally assign and pledge in favor of Agent for the ratable benefit of Banks a first-priority continuing security interest in the applicable trading account and the hedging contract, including the Hedge Transactions listed in Schedules 2 and 3 attached, as additional security for the Loans. In connection therewith, Borrowers shall execute and deliver to Agent for the ratable benefit of Banks such security agreements, control agreements, and financing statements as deemed appropriate by Agent to create and perfect the continuing security interest therein.

5.  Conditions Precedent. (a) The obligation of Banks to make the initial advance on the Revolving Loans is subject to Borrowers= satisfaction, in Agent=s sole discretion, of the following conditions precedent:

(1) Agent=s receipt of satisfactory evidence that Borrowers have no outstanding indebtedness other than the Revolving Loans, the Subordinate Indebtedness as permitted below, and trade accounts payable and taxes incurred in the ordinary course of business.

(2)  except as approved by Agent in writing, Borrowers shall be in compliance in all material respects with all existing obligations, there shall be no default at closing or funding on any existing loans, and all representations and warranties in connection with existing obligations must be true in all material respects.

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(3) the negotiation, execution, and delivery of Loan Documents in Proper Form, including, but not limited to, the following:

(i) this Loan Agreement;
(ii) the Revolving Note;
(iii) the Deed of Trust;
(iv) Borrowing Resolutions;
(v) Letters in Lieu; and
(vi)  the Subordination Agreement (as defined below) signed by Borrowers and Platinum Energy Resources, Inc. (AParent@), a Delaware corporation.

(4) satisfactory evidence that Agent holds perfected liens and security interests in all collateral for the Loans, subject to no other liens or security interests.

(5) there shall not have occurred a material adverse change in the business, assets, liabilities (actual and contingent), operations, or condition (financial or otherwise) of Borrowers or in the facts and information as represented to date, from that reflected in Borrowers= financial statements for the year ending December 31, 2007, as provided to Agent.

(6) there being no order or injunction or other pending or threatened litigation in which there is a reasonable possibility, in Agent=s judgment, of a decision which could materially adversely affect the ability of Borrowers to perform under the Loan Documents.

(7) Agent shall have completed and approved a review of title to, and the status of the environmental condition of, Borrowers= oil and gas properties, including the Borrowing Base properties, and the results of such review shall be acceptable to Agent in its sole discretion.

(8) Agent=s receipt and review, with results satisfactory to Agent and its counsel, of information regarding litigation, tax, accounting, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of Borrowers.

(9) Agent=s receipt of assignments in Proper Form of the mortgages and UCC financing statements of Guaranty Bank.

(10)  Borrowers shall cause BP Corporation North America, Inc. and Shell Trading (U.S.) Company to assign and novate the existing Hedge Transactions listed in Schedule 3 attached to BOK on terms acceptable to Agent.

(11) Borrowers shall deliver legal opinions in Proper Form, from Borrowers= counsel, addressed to Agent and Banks, regarding Borrowers= authority, the enforceability of the Loan Documents, and other matters reasonably required by Agent.

(b) Notwithstanding any provision of the Loan Agreement or the Revolving Note to the contrary, the principal amount outstanding on the Revolving Loan may not exceed $10,000,000.00 until Agent has satisfactorily completed the additional due diligence described below:

(1) Agent=s receipt and satisfactory review of the audited financial statement for 2007 fiscal year for Parent, on a consolidated and consolidating basis, and internally-prepared financial statements for 2007 fiscal year for Borrowers, both statements prepared in conformity with generally accepted accounting principles in effect on the date such statement was prepared, consistently applied (AGAAP@).

(2) Agent=s receipt and satisfactory review of a third-party reserve report in accordance with the requirements of Subsection (d) of Section 9 below, for the Borrowing Base properties, including data for valuation of Borrowers= proved developed non-producing reserves and proved undeveloped reserves.

(3) Agent=s receipt and satisfactory review of background checks regarding Borrowers and its principals.

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(c) Banks will not be obligated to make the Loans or any subsequent advance on the Loans, if, prior to the time that a loan or advance is made, (i) there has been any material adverse change in either Borrowers= financial condition since the most-recent financial statements furnished to Banks, (ii) any representation or warranty made by Borrowers in this Loan Agreement or the other Loan Documents is untrue or incorrect in any material respect as of the date of the advance or loan, (iii) Agent has not received all Loan Documents appropriately executed by Borrowers and all other proper parties, (iv) Agent has requested that Borrowers execute additional loan or security documents and those documents have not yet been properly executed, delivered, and recorded, (v) Borrowers are not in compliance with the Borrowing Base and all reporting requirements, or (vi) an Event of Default (as defined below) has occurred and is continuing.

6.  Representations and Warranties. Borrowers hereby represent and warrant to Agent and Banks as follows:

(a) The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, and all of the other Loan Documents by Borrowers have been duly authorized by Borrowers= respective boards of directors, and this Loan Agreement, the Notes, the Security Documents, and all of the other Loan Documents constitute legal, valid, and binding obligations of Borrowers, enforceable in accordance with their respective terms;

(b) The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, and the other Loan Documents, and the consummation of the transaction contemplated, do not require the consent, approval, or authorization of any third party and do not and will not conflict with, result in a violation of, or constitute a default under (i) any provision of Borrowers= certificate of incorporation or bylaws, or any other agreement or instrument binding upon Borrowers, or (ii) any law, governmental regulation, court decree, or order applicable to Borrowers;

(c) Each financial statement of Borrowers or Parent, hereafter supplied to Agent or Banks, will be prepared in accordance with GAAP, in Proper Form, and truly discloses and fairly presents in all material respects their respective financial condition as of the date of each such statement, and there has been no material adverse change in such financial condition subsequent to the date of the most recent financial statement supplied to Agent;

(d) There are no actions, suits, or proceedings pending or, to Borrowers= knowledge, threatened against or affecting Borrowers, Parent, or the Properties, before any court or governmental department, commission, or board, which, if determined adversely, would reasonably be expected to have a material adverse effect on the Properties or the operations or financial condition of Borrowers or Parent;

(e) Borrowers have filed all federal, state, and local tax reports and returns required by any law or regulation to be filed and due and have either duly paid all taxes, duties, and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected;

(f) Borrowers are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (AERISA@); Borrowers have not violated any provision of any Adefined benefit plan@ (as defined in ERISA) maintained or contributed to by Borrowers (each a APlan@); no AReportable Event@ as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrowers, unless the reporting requirements have been waived by the Pension Benefit Guaranty Corporation; and Borrowers have met their minimum funding requirements under ERISA with respect to each Plan;

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(g) Borrowers have disclosed to Agent all of the terms of all material agreements affecting Borrowers= oil and gas properties or its operations, including all gas balancing agreements and advance payment contracts;

(h) Borrowers certify that Borrowers have no existing subsidiaries or other entities owned by Borrowers; and

(i) Schedule 3 sets forth, as of the date of this Loan Agreement, a true and complete list of all existing ISDA Agreements and Hedge Transactions of Borrowers, the material terms thereof (including the type, term, effective date, termination date, and notional volumes and prices), the net mark-to-market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter-party to each such Hedge Transactions.

7.  Covenants. Until the Loans and the Hedge Liabilities and all other obligations and liabilities of Borrowers under this Loan Agreement, the Notes, the Security Documents, and the other Loan Documents are fully paid and satisfied, Borrowers agree and covenant that they shall, unless Agent and Required Banks otherwise consent in writing:

(a)  (i) Maintain their existence in good standing in the State of Delaware, maintain their authority to do business in the States of New Mexico and Texas and all other states in which either is required to qualify, and maintain full legal capacity to perform all their obligations under this Loan Agreement and the Loan Documents, (ii) continue to operate their business as presently conducted, (iii) not permit a material change in their ownership, control, or management, (iv) not permit any changes in Borrowers= directors or officers that alter a majority of the current directors or officers, (v) not permit either of their dissolution, liquidation, or other termination of existence or forfeiture of right to do business, (vi) not form any subsidiary without notifying Agent in writing at least thirty (30) days in advance, (vii) not permit a merger or consolidation (unless a Borrower is the surviving entity), and (viii) not acquire all or substantially all of the assets of any other entity without first notifying Agent in writing at least thirty (30) days in advance.

(b)  Manage the Properties in an orderly and efficient manner consistent with good business practices, and perform and comply in all material respects with all statutes, rules, regulations, and ordinances imposed by any governmental unit upon the Properties, Borrowers,, or their operations including, without limitation, compliance with all applicable laws relating to the environment.

(c)  Maintain insurance as customary in the industry, including but not limited to, casualty, comprehensive property damage, and commercial general liability, and other insurance, including worker=s compensation (if necessary to comply with law), naming Agent as an additional insured or a loss payee, and containing provisions prohibiting their cancellation without prior written notice to Agent, and provide Agent with evidence of the continual coverage of those policies prior to the lapse of any policy.

(d)  Not sell, assign, transfer, or otherwise dispose of all or any interest in the Properties, any other oil and gas properties included in the Borrowing Base, or any other material assets, except for (i) the sale of hydrocarbons in the ordinary course of business, (ii) the sale or transfer of equipment that is no longer necessary for the business of Borrowers or that is replaced by equipment of at least comparable value and use, and (iii) the sale of oil and gas properties having an aggregate sales price and market value not in excess of five percent (5%) of the Borrowing Base per fiscal year, without the prior written consent of Agent, provided that Agent and Banks shall not unreasonably withhold its consent for any sale, farmout, farmin, or other disposition of any oil and gas properties or any interest therein, so long as: (x) the net sales proceeds received by Borrowers are equal to or greater than net present value of the proved developed producing oil and gas reserves as of the most recent redetermination date (scheduled or otherwise) discounted at nine percent (9%); (y) any resulting Borrowing Base deficiency after exclusion of the sale properties from the Borrowing Base is immediately eliminated by a single lump sum payment; and (z) there is no existing Event of Default.

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(e)  Promptly inform Agent of (i) any and all material adverse changes in Borrowers= or Parent=s financial condition, (ii) all litigation and claims which could reasonably be expected to materially and adversely affect the financial condition of Borrowers or the Properties, (iii) all actual or contingent material liabilities of Borrowers, (iv) any change in name, identity, or structure of Borrowers or Parent, and (v) any uninsured or partially insured loss of any collateral through fire, theft, liability, or property damage.

(f)  Maintain Borrowers= and Parent=s books and records in accordance with GAAP, and permit Agent and Banks to examine, audit, and make and take away copies or reproductions of their books and records, reasonably required by Agent or Banks, at all reasonable times; and permit such persons as Agent or Banks may designate at reasonable times to visit and inspect the Properties and examine all records with respect to the Properties, and pay for the reasonable cost of such examinations, audits, and inspections required by Agent or Banks.

(g)  Pay and discharge when due all indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies, and liens, of every kind and nature, and all obligations under authorizations for expenditures for development of Borrowers= oil and gas properties, imposed upon Borrowers or the Properties, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon the Properties, income, or profits, and pay all trade payables and other current liabilities incurred in the ordinary course of business within ninety (90) days of their due date; provided, however, Borrowers will not be required to pay and discharge any such assessment, tax, charge, levy, lien, or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative, or other legal proceedings, and (ii) Borrowers have established adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

(h)  Not directly or indirectly create, incur, assume, or permit to exist any loans or indebtedness (including guaranties), secured or unsecured, absolute or contingent, except for (i) the indebtedness to Banks, (ii) any trade payables, taxes, and current liabilities incurred in the ordinary course of business, (iii) obligations related to Hedge Transactions permitted by this Loan Agreement, (iv) the Subordinate Indebtedness (as defined below) owed to Parent, and (v) additional indebtedness not to exceed $1,000,000.00 in the aggregate at any time.

(i)  Not mortgage, assign, hypothecate, pledge, or encumber, and not create, incur, or assume any lien or security interest on or in, the Properties (or any interest in the Properties), any oil and gas properties included in the Borrowing Base determination, or any of Borrowers= property or assets, except (1) those in favor of Agent for the ratable benefit of Banks, (2) liens for taxes not delinquent or being contested in good faith, (3) mechanic=s and materialman=s liens with respect to obligations not overdue or being contested in good faith, (4) liens resulting from deposits to secure the payments of workers= compensation or social security, (5) purchase money security interests or construction liens that attach solely to the asset acquired or constructed, that secure indebtedness in an amount less than the cost and the fair market value of the asset acquired or constructed, and that are in an aggregate amount not to exceed $1,000,000.00, and (6) contractual liens that arise in the ordinary course of business under or in connection with operating agreements, oil and gas leases, farm-out agreements, contracts for the sale, transportation, or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, marketing agreements, processing agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring, and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith.

(j)  Not make any loans or advances to any party, including without limitation, Parent, or any of its other subsidiaries, shareholders, officers, directors, partners, joint venturers, members, managers, relatives, and affiliates, or any profit sharing or retirement plan.

(k)  Not make any dividends or other distributions to any party, including without limitation, Parent, or any of its other subsidiaries, shareholders, officers, directors, partners, joint venturers, members, managers, relatives, and affiliates, or any profit sharing or retirement plan, except so long as there is not an Event of Default existing, no Event of Default will be caused by the dividend or distribution, and there is no Borrowing Base deficiency, Borrowers may (i) pay up to $1,000,000.00 per fiscal year to Parent as a management fee, and (ii) repay up to $2,000,000.00 in principal per fiscal year in Subordinate Indebtedness owed to Parent.

(l)  Not purchase, acquire, redeem, or retire any stock or other ownership interest in Borrowers; and not permit any transaction or contract with any affiliates or related parties, except at arms length and on market terms.

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(m)  INDEMNIFY AGENT AND BANKS AGAINST ALL LOSSES, LIABILITIES, WITHHOLDING AND OTHER TAXES, CLAIMS, DAMAGES, OR EXPENSES RELATING TO THE LOANS, THE LOAN DOCUMENTS, OR THE BORROWERS= USE OF THE LOAN PROCEEDS, INCLUDING BUT NOT LIMITED TO ATTORNEYS AND OTHER PROFESSIONAL FEES AND SETTLEMENT COSTS, BUT EXCLUDING, HOWEVER, THOSE CAUSED SOLELY BY OR RESULTING SOLELY FROM ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY AGENT OR BANKS; AND THIS INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS LOAN AGREEMENT.

(n)  Comply in all material respects with all applicable provisions of ERISA, not violate any provision of any Plan, meet their minimum funding requirements under ERISA with respect to each Plan, and notify Agent in writing of the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

(o)  If Borrowers now or hereafter acquire any wholly-owned subsidiary or owns any issued and outstanding capital stock or partnership interests of any companies or partnerships, Borrowers shall sign and deliver to Agent for the benefit of Banks within fifteen (15) days a pledge agreement in Proper Form, creating a first-priority security interest covering the issued and outstanding capital stock or partnership interests of all existing and hereafter acquired companies, subsidiaries, or partnerships of Borrowers, and Borrowers shall cause the wholly-owned subsidiary to sign and deliver to Agent for the benefit of Banks within fifteen (15) days a guaranty in Proper Form, guaranteeing payment of the Loans.

(p)  Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments, or documents which Agent may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the Loan Documents, and to grant, perfect, and maintain liens and security interests on or in the Properties and related collateral, and promptly cure any defects in the execution and delivery of any Loan Documents.

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8.  Financial Covenants. Until the Loans and the Hedge Liabilities and all other obligations and liabilities of Borrowers under this Loan Agreement, the Notes, the Security Documents, and the other Loan Documents are fully paid and satisfied, Borrowers agree and covenant that they will, unless Agent and Required Banks otherwise consent in writing, maintain the following financial covenants on a consolidated basis:

(a) Maintain at the end of each fiscal quarter a Current Ratio greater than or equal to 1.0 to 1.0. ACurrent Ratio@ is defined as the ratio of (i) Borrowers= current assets, plus availability on the Revolving Loan, divided by (ii) Borrowers= current liabilities (excluding current maturities of long-term debt); provided, however, that the mark-to-market values for hedging positions in accordance with FASB 133 shall be excluded from this calculation until such time as the gains or losses from the hedges are actually realized and the hedges expire.

(b) Maintain at the end of each fiscal quarter a Funded Debt to EBITDA Ratio less than or equal to 3.0 to 1.0. AFunded Debt to EBITDA Ratio@ is defined as the ratio of (i) the total amount outstanding on the Loans, divided by (ii) the sum of Borrowers= most recent quarter=s net income annualized, plus income taxes for the same period annualized, plus interest expense on the Loans for the same period annualized, plus depletion, depreciation, amortization, and other non-cash charges for the same period annualized, minus gains from the sale of assets (or plus losses from the sale of assets) for the same period annualized; provided, however, that EBITDA from acquisitions may only be included in this covenant after Agent has reviewed and approved pro-forma financial statements demonstrating the effect of the acquisition.

Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to GAAP, consistently applied.

9.  Reporting Requirements. Until the Loans and the Hedge Liabilities and all other obligations and liabilities of Borrowers under this Loan Agreement, the Notes, the Security Documents, and the other Loan Documents are fully paid and satisfied, Borrowers will, unless Agent and Required Banks otherwise consent in writing, furnish to Agent in Proper Form:

(a)  As soon as available, and in any event within ninety (90) days of the end of Borrowers= fiscal year, annual financial statements for Parent on a consolidated and consolidating basis, consisting of at least a balance sheet, an income statement, a statement of cash flows, a statement of changes in owners= equity, and a statement of contingent liabilities, audited by an independent certified public accountant acceptable to Agent and certified by an authorized officer of Parent and Borrowers (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting the financial condition of Parent and its consolidated subsidiaries, including Borrowers, as of the close of the fiscal year and the results of their operations for the year, and (iii) as having been prepared in accordance with GAAP;

(b)  As soon as available, and in any event within sixty (60) days of the end of each fiscal quarter, quarterly financial statements for Borrowers and Parent on a consolidated and consolidating basis, consisting of at least a balance sheet, an income statement, a statement of cash flows, a statement of changes in owners= equity, and a statement of contingent liabilities, for the quarter and for the period from the beginning of the fiscal year to the close of the quarter, certified by an authorized officer of Parent and Borrowers (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting the financial condition of Parent and its consolidated subsidiaries, including Borrowers, as of the close of the fiscal quarter and the results of their operations for the quarter, and (iii) as having been prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes;

(c)  With the quarterly and annual financial statements required above, a quarterly compliance certificate in the form of Exhibit B attached, signed by an authorized officer of Borrowers, and certifying compliance with the financial covenants and other matters in this Loan Agreement;

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(d)  On or before April 1 of each year, a reserve report dated as of December 31, prepared by an independent petroleum engineer or engineering firm acceptable to Agent, and on or before October 1 of each year, a reserve report dated as of June 30, prepared by Borrowers, both reports to be prepared on a consistent basis in accordance with the customary standards and procedures of the petroleum industry, estimating the quantity of oil, gas, and associated hydrocarbons recoverable from the Properties and all of Borrowers= oil and gas properties, and the projected income and expense attributable to the Properties and all of Borrowers= oil and gas properties, including, without limitation, a description of reserves, net revenue interests and working interests attributable to the reserves, rates of production, gross revenues, operating expenses, ad valorem taxes, capital expenditures necessary to cause the Properties and all of Borrowers= oil and gas properties to achieve the rate of production set forth in the report, net revenues and present value of future net revenues attributable to the reserves and production therefrom, a statement of the assumptions upon which the determinations were made and any other matters related to the operations of the Properties and all of Borrowers= oil and gas properties and the estimated income therefrom;

(e)  Within fifteen (15) days of filing, copies of Borrowers= federal, state, and local income tax filings or returns, with all schedules, attachments, forms, and exhibits;

(f)  With the semi-annual reserve reports required above or within thirty (30) days of Agent=s request, a hedging report setting forth as of the last business day of such prior fiscal quarter end, a summary of Borrowers= existing hedging positions under all Hedge Transactions (including forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas, and other commodities) of Borrowers, including the type, term, effective date, termination date, and notional volumes and prices for such volumes, the hedged prices, interest rates, or exchange rates, as applicable, and any new credit support agreements relating thereto not previously disclosed to Agent;

(g)  Within five (5) days of Agent=s request, Borrowers shall provide to Agent and Banks full and complete copies of all agreements, documents, and instruments evidencing all existing Hedge Transactions and such other information regarding Hedge Transactions as Agent may reasonably request;

(h)  Within sixty (60) days of the end of each month, a production report, on a lease-by-lease or unit basis, showing the gross proceeds from the sale of oil, gas, and associated hydrocarbons produced from the Properties, the quantity of oil, gas, and associated hydrocarbons sold, the severance, gross production, occupation, or gathering taxes deducted from or paid out of the proceeds, the lease operating expenses, and such other information as Agent may reasonably request;

(i)  With the semi-annual reserve reports required above or within thirty (30) days of Agent=s request, a gas balancing report, in Proper Form and duly certified by an authorized representative of Borrowers as being true and correct in all material aspects to the best of his or her knowledge;

(j)  At any time upon request by Agent and within thirty (30) days of any change thereafter, a list showing the name and address of each purchaser of oil, gas, and associated hydrocarbons produced from or attributable to the Properties;

(k)  Within five (5) days after Borrowers learn of any such occurrence, a written report of any pending or threatened litigation which would reasonably be expected to have a material adverse effect upon Borrowers, the Properties, or Borrowers= financial condition or which asserts damages or claims in an amount in excess of $100,000;

(l)  Within five (5) days after Borrowers learn of any default under one or more Hedge Transactions that results in an obligation of Borrowers to make one or more material payments, written notice of the default and copies of all documentation relating to the default;

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March 14, 2008

(m)  As soon as possible and in any event within five (5) days after the occurrence of any Event of Default, or any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the written statement of the President or Chief Financial Officer of Borrowers setting forth the details of such Event of Default and the action which Borrowers propose to take with respect thereto; and

(n)  Such other information respecting the condition and the operations, financial or otherwise, of Parent, Borrowers, and the Properties as Agent or Banks may from time to time reasonably request.

10.  Events of Default. (a) The occurrence at any time of any of the following events or the existence of any of the following conditions shall be called an AEvent of Default@:

(1) Failure to make punctual payment when due of any sums owing on any of the Notes or any of the other secured indebtedness (as described in the Security Documents) or any other amounts owed by Borrowers, or either of them, to Agent or Banks, including amounts owed under any fee letters among Borrowers and Agent or Banks; or

(2) Failure of any of the Obligated Parties (as defined below) to properly perform any of the obligations, covenants, or agreements, contained in this Loan Agreement or any of the other Loan Documents; or any representation or warranty made by Borrowers proves to have been false, misleading, or erroneous in any material respect; or

(3) A material default by Borrowers under any ISDA Agreement or with respect to any Hedge Liabilities; or non-payment when due or the material breach by Borrowers or any Obligated Parties of any term, provision, or condition contained in any Hedge Transaction or any confirmation or other transaction consummated thereunder, whether or not Agent or Banks are a party thereto; or

(4) If production payments for oil and gas produced from or attributable to Borrowers= oil and gas properties are directed to any party other than the lockbox maintained by Agent following the establishment of the lockbox under Section 2(e) of this Loan Agreement; or

(5) A failure by Borrowers to resolve a Borrowing Base deficiency in accordance with Section 3(b) of this Loan Agreement; or

Tandem Energy Corporation, et al
March 14, 2008

(6) Levy, execution, attachment, sequestra-tion, or other writ against any real or personal property, representing the security for the Loans, and not removed, released, or bonded against within thirty (30) days; or

(7) Any AEvent of Default@ not promptly cured under the Notes or any of the other Loan Documents, the Events of Default defined in the Notes and Loan Documents being cumulative to those contained in this Loan Agreement; or

(8) Except as expressly permitted by this Loan Agreement, the transfer, whether voluntarily or by operation of law, of all or any portion of the Properties, without obtaining Agent=s partial release; or

(9) The failure of any of the Obligated Parties to pay any money judgment in excess of $200,000.00, against that party before the expiration of thirty (30) days after the judgment becomes final or the failure of any of the Obligated Parties to obtain dismissal within ninety (90) days of any involuntary proceeding filed against that party under any Debtor Relief Laws (as defined below); or

(10) Borrowers= liquidation, termination of existence, merger or consolidation with another (unless a Borrower is the surviving entity), forfeiture of right to do business, or appointment of a trustee or receiver for any part of its property or the filing of an action seeking to appoint a trustee or receiver; or

(11) A filing by any of the Obligated Parties of a voluntary petition in bankruptcy, or taking advantage of any Debtor Relief Laws; or an answer admitting the material allegations of a petition filed against any of the Obligated Parties, under any Debtor Relief Laws; or an admission by any of the Obligated Parties in writing of an inability to pay its or their debts as they become due; or the calling of any meeting of creditors of any of the Obli-gated Parties for the purpose of considering an arrangement or composition; or

(12) Any of the Obligated Parties revokes or disputes the validity of or liability under any of the Loan Documents, including any guaranty or security document.

(b) The term AObligated Parties@ means Borrowers, or either of them, Parent, any other party liable, in whole or in part, for the payment of any of the Notes, whether as maker, endorser, guaran-tor, surety, or otherwise, and any party executing any deed of trust, mortgage, security agreement, pledge agreement, assignment, or other contract of any kind executed as securi-ty in connection with or pertaining to the Notes or the Loans. The term ADebtor Relief Laws@ means any applicable liquidation, conservatorship, receivership, bankruptcy, morato-rium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

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March 14, 2008

11.  Remedies. (a) Upon the occurrence and during the continuance of any one or more of the foregoing Events of Default and the expiration of any notice, cure, or grace period required by Subsection (b) below, the entire unpaid principal balances of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness then owing by Borrowers to Banks, shall, at the option of Agent and Required Banks, become immediately due and payable without further presentation, demand for payment, notice of intent to accelerate, notice of acceleration or dishonor, protest or notice of protest of any kind, all of which are expressly waived by Borrowers. Any and all rights and remedies of Agent and Banks pursuant to this Loan Agreement or any of the other Loan Documents may be exercised by Agent and Banks, at their option, upon the occurrence and during the continuance of an Event of Default and the expiration of any cure or grace period required by Subsection (b) below. All remedies of Agent and Banks may be exercised singularly, concurrently, or consecutively, without waiver or election.

(b) Upon any event described in Subsection 10 (a)(1) above regarding payment of sums owing to Banks, Agent shall provide Borrowers with an invoice for the payment due and Borrowers shall have five (5) days grace after the due date in order to cure the default prior to acceleration of the Notes and exercise of any remedies. Upon any other event described in Subsection 10 (a) above, Agent shall provide Borrowers with written notice of the default and Borrowers shall have twenty (20) days after notice in order to cure the default prior to acceleration of the Notes and exercise of any remedies; except Borrowers shall have no cure period for any voluntary filing by Borrowers under any Debtor Relief Laws, for any liquidation or termination of existence of Borrowers, or for any Event of Default that is not capable of cure during that period, and provided that Agent and Banks are not obligated to provide written notice of any default which Borrowers report to Agent, but Borrowers shall have the benefit of any applicable grace or cure period required herein.

(c) All rights of Agent and Banks under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Agent and Banks under any and all other agreements among Borrowers, Agent, and Banks (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Agent or Banks under the terms of any other agreement.

12.  Subordinate Indebtedness. All debts now or hereafter payable by Borrowers, or either of them, to Parent shall be called the ASubordinate Indebtedness.@ Borrowers have incurred and may hereafter incur Subordinate Indebtedness owed to Parent. Borrowers and Parent agree to sign and deliver in favor of Agent and Banks, a subordination agreement (the ASubordination Agreement@) in Proper Form, by which Borrowers and Parent subordinate the Subordinate Indebtedness to repayment of the Loans and the Hedge Liabilities. Borrowers and Parent hereby agree that (i) the Subordinate Indebtedness shall not exceed $2,000,000.00 in aggregate principal at any time, (ii) repayment of the Subordinate Indebtedness is subordinate to repayment of the Loans and the Hedge Liabilities, (iii) Borrowers will not grant, and subordinate creditors will not permit, any liens or security interests securing payment of the Subordinate Indebtedness covering the Properties, any other collateral of Agent, or any of Borrowers= assets, (iv) the Subordinate Indebtedness may not mature by its terms or by acceleration of the maturity before thirty (30) days after the Termination Date (as hereafter extended), (v) no payments, prepayments, or changes may be made to the Subordinate Indebtedness, except as specifically permitted hereunder, without the prior written consent of Agent, (vi) so long as there is not an Event of Default existing, no Event of Default will be caused by the payment, and so long that there is no Borrowing Base deficiency, Borrowers may pay up to $1,000,000.00 per fiscal year to Parent as a management fee, and repay up to $2,000,000.00 in principal per fiscal year in Subordinate Indebtedness, and (vii) unless and only to the extent that Agent gives its prior written consent, no other payments of principal or interest will be permitted on the Subordinate Indebtedness until the Loans and the Hedge Liabilities are paid in full.

13.  Waiver and Amendment. Neither the failure nor any delay on the part of Agent or Banks to exercise any right, power, or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrowers therefrom shall be effective unless the same shall be in writing and signed by Agent, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

Tandem Energy Corporation, et al
March 14, 2008

14.  Savings Clause. Regardless of any provision contained in this Loan Agreement, the Notes, or any of the Loan Documents, it is the express intent of the parties that at no time shall Borrowers or any of the Obligated Parties pay interest in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious), and Banks will never be considered to have contracted for or to be entitled to charge, receive, collect, or apply as interest on any of the Notes, any amount in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious). In the event that Banks ever receive, collect, or apply as interest any such excess, the amount which would be excessive interest will be applied to the reduction of the principal balances of the Notes, and, if the principal balances of the Notes are paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether the interest paid or payable exceeds the Maximum Rate (or any other interest amount which might in any way be deemed usurious), Borrowers and Banks shall, to the maximum extent permitted under applicable law: (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (ii) exclude voluntary prepayments and the effect thereof; and (iii) amortize, pro rate, or spread the total amount of interest throughout the entire contemplated term of the Notes so that the interest rate is uniform throughout the term. The term AMaximum Rate@ means the maximum interest rate which may be lawfully charged under applicable law.

15.  Notices. Any notice or other communications provided for in this Loan Agreement shall be in writing and shall be given to the party at the address shown below:

Agent:	Bank of Texas, N.A.
Attention: Jeff Dalton, Senior Vice President
5 Houston Center
1401 McKinney, Suite 1650
Houston, Texas 77010
Fax Number (713) 289-5825

Banks:	Bank of Texas, N.A.
Attention: Jeff Dalton, Senior Vice President
5 Houston Center
1401 McKinney, Suite 1650
Houston, Texas 77010
Fax Number (713) 289-5825

With a copy
to counsel for
Agent:	Paul D. Bradford
Harris, Finley & Bogle, P.C.
777 Main Street, Suite 3600
Fort Worth, Texas 76102-5341
Fax Number (817) 332-6121

Borrowers:	Tandem Energy Corporation
PER Gulf Coast, Inc.
Attention: Michael G. Cunningham, Senior Vice President
200 N. Loraine, Suite 500
Midland, Texas 79701
Fax Number (432) 686-7136

Tandem Energy Corporation, et al
March 14, 2008

Any such notice or other communication shall be deemed to have been given on the day it is personally delivered or, if mailed, on the third day after it is deposited in an official receptacle for the United States mail, or, if faxed, on the date it is received by the party. Any party may change its address for the purposes of this Loan Agreement by giving notice of such change in accordance with this paragraph.

16.  Miscellaneous. (a) This Loan Agreement shall be binding upon and inure to the benefit of Agent, Banks, Borrowers, and their respective heirs, personal representatives, successors, and assigns; provided, however, that Borrowers may not, without the prior written consent of Agent, assign any rights, powers, duties, or obligations under this Loan Agreement or any of the other Loan Documents.

(b) THIS LOAN AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND SHALL BE PERFORMED IN HARRIS COUNTY, TEXAS. BORROWERS, AGENT, AND BANKS IRREVOCABLY AGREE THAT VENUE FOR ANY ACTION OR CLAIM RELATED TO THIS LOAN AGREEMENT, THE NOTES, THE LOANS, THE LOAN DOCUMENTS, OR THE PROPERTIES SHALL BE IN COURT IN HARRIS COUNTY, TEXAS.

(c) If any provision of this Loan Agreement or any other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

(d) All covenants, agreements, undertakings, representations, and warranties made in this Loan Agreement and the other Loan Documents shall survive any closing hereunder.

(e) All documents delivered by Borrowers or Parent to Agent or Banks must be in Proper Form. The term AProper Form@ means in form, substance, and detail reasonably satisfactory to Agent in its sole discretion.

(f) Without limiting the effect of any provision of any Loan Document which provides for the payment of expenses and attorneys fees upon the occurrence of certain events, Borrowers shall pay all costs and expenses (including, without limitation, the reasonable attorneys fees of Agent=s and Banks= independent legal counsel) in connection with (i) the preparation of this Loan Agreement and the other Loan Documents, and any and all extensions, renewals, amendments, supplements, extensions, or modifications thereof, (ii) any action reasonably required in the course of administration of the Loans, (iii) resolution of any disputes with Borrowers or Parent related to the Loans or this Loan Agreement, and (iv) any action in the enforcement of Agent=s or Banks= rights upon the occurrence of an Event of Default. Notwithstanding any provision to the contrary, however, Agent agrees that if the legal fees (excluding expenses) on the initial preparation of this Loan Agreement and the other Loan Documents, legal fees related to title examination, and the original closing of the Revolving Loan exceed $25,000.00, then Agent shall pay one-half of any amount in excess of $25,000.00.

(g) If there is a conflict between the terms of this Loan Agreement and the terms of any of the other Loan Documents, the terms of this Loan Agreement will control.

(h) Banks shall have the right, with the consent of Borrowers (unless an Event of Default has occurred and is continuing, in which case no consent is needed), which will not be unreasonably withheld, (i) to assign the Loans or commitment and be released from liability thereunder, and (ii) to transfer or sell participations in the Loans or commitment with the transferability of voting rights limited to principal, rate, fees, and term; provided, however, that Bank of Texas shall have the right to make intercompany assignments to BOK, without restriction or consent.

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March 14, 2008

(i) This Loan Agreement may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, shall be deemed to constitute one agreement, and Agent is authorized to attach the signature pages from the counterparts to copies for Agent, Banks, and Borrowers. At Agent=s option, this Loan Agreement and the Loan Documents may also be executed by Borrowers and Banks in remote locations with signature pages faxed to Agent. Borrowers and Banks agree that the faxed signatures are binding upon Borrowers and Banks, and Borrowers further agree to promptly deliver the original signatures for the Loan Agreement and all Loan Documents, and it will be an Event of Default if Borrowers fail to promptly deliver all required original signatures.

17.  Agency Provisions. (a) Each of the Banks hereby irrevocably appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under this Loan Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The duties of Agent shall be mechanical and administrative in nature, and Agent shall not by reason of this Loan Agreement be a trustee or fiduciary for Banks. Agent shall have no duties or responsibilities except those expressly set forth herein. As to any matters not expressly provided for by this Loan Agreement (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or so refraining from acting) upon the instructions of Banks, and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Loan Agreement or applicable law. Without the prior instructions of Banks, Agent may exercise any provisions of this Loan Agreement or the other Loan Documents which directly or indirectly authorize Agent to exercise its discretion or otherwise take actions which are discretionary in nature.

(b) Any provision of this Loan Agreement, the Notes, or the other Loan Documents may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Borrowers and Agent; provided that no amendment or waiver shall, unless signed by Agent and all Banks: (i) modify the Percentage Share of any Bank, (ii) release a guarantor, (iii) amend or waive any of provisions related to the Borrowing Base, (iv) increase the commitment of any Bank or subject any Bank to any additional obligation, (v) forgive any of the principal of or reduce the rate of interest on any Loans or any fees hereunder, (vi) postpone the date fixed for any payment of principal of or interest on any Loans or any fees hereunder, or (vii) change the number or percentage of Banks required to take any action under this Section or any other provision of this Loan Agreement. All other major decisions with respect to the management of Banks= relationship with Borrowers and the credit facilities created under this Loan Agreement and the other Loan Documents, including without limitation (i) whether or not to accelerate the Notes, (ii) whether or not to agree to amendments or waivers under the terms of this Loan Agreement or any of the other Loan Documents, (iii) all material matters relating to foreclosure and collection, and (iv) what directions to give Agent regarding matters not covered by this Loan Agreement and the other Loan Documents, shall be made by the unanimous consent of all Banks.

(c) Neither Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Loan Agreement in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent (1) may treat the payee of any Notes as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (2) may consult with legal counsel (including counsel for Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (3) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Loan Agreement; (4) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Loan Agreement on the part of Borrowers, or to inspect the property or assets (including the books and records) of Borrowers; (5) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of this Loan Agreement or any other instrument or document furnished pursuant thereto; and (6) shall incur no liability under or in respect of this Loan Agreement by acting upon any notice, consent, certificate, or other instrument or writing (which may be sent by telegram, telex, or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

(d) With respect to its Percentage Share, the advances on the Revolving Loans made by it, and the Revolving Note payable to it, Bank of Texas shall have the same rights and powers under this Loan Agreement as any other Bank and may exercise the same as though it were not collateral agent; and the terms ABank,@ ABanks,@ and ARequired Banks@ shall, unless otherwise expressly indicated, include Bank of Texas in its individual capacity. Bank of Texas and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrowers, any subsidiary, and any person who may do business with or own securities of Borrowers, all as if Bank of Texas were not Agent and without any duty to account therefor to Banks.

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March 14, 2008

(e) Each of the Banks acknowledges that it has, independently and without reliance upon Agent or any other Banks and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Agreement. Each of the Banks also acknowledges that it will, independently and without reliance upon Agent or any other Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement. Except for notices, reports, and other documents and information expressly required to be furnished to Banks by Agent hereunder, Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of Borrowers which may come into the possession of Agent.

(f) Each of the Banks agrees to indemnify Agent (to the extent not reimbursed by Borrowers), ratably according to its Percentage Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Loan Agreement or any action taken or omitted by Agent under this Loan Agreement, provided that no Bank shall be liable for any portion of any of the foregoing resulting from Agent=s gross negligence or willful misconduct. Without limitation of the foregoing, each of the Banks agrees to reimburse Agent (to the extent not reimbursed by the Borrowers) promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Loan Agreement.

(g) Agent may resign at any time by giving at least sixty (60) days prior written notice thereof to Banks and Borrowers. Upon any such resignation, within thirty (30) days after the retiring Agent=s giving of notice of resignation, then Banks may appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Loan Agreement. After any retiring Agent=s resignation, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement.

(h) If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of the Notes held by it in excess of its ratable share of payments on account of the Notes obtained by all Banks, such Bank shall purchase from the other Banks such participations in the Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with the other Banks.

18.  Notice of Final Agreement. (a) In connection with the Loans, Borrowers, Agent, and Banks have executed and delivered this Loan Agreement and the Loan Documents (collectively the AWritten Loan Agreement@).

(b) It is the intention of Borrowers, Agent, and Banks that this paragraph be incorporated by reference into each of the Loan Documents. Borrowers, Agent, and Banks each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrowers, Agent, and Banks that are not reflected in the Written Loan Agreement.

(c) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

If the foregoing correctly sets forth our agreement, please so acknowledge by signing and returning the additional copy of this Loan Agreement enclosed to me.

Yours very truly,

AGENT:	Bank of Texas, N.A.

	By:	/s/ Jeff Dalton
Jeff Dalton,
Senior Vice President

Tandem Energy Corporation, et al
March 14, 2008

Accepted and agreed to
this 14th day of March, 2008:

BORROWERS:

Tandem Energy Corporation

By:      /s/ Michael G. Cunningham
Michael G. Cunningham,
Senior Vice President

PER Gulf Coast, Inc.

By:      /s/ Michael G. Cunningham
Michael G. Cunningham,
Senior Vice President

BANKS:

Bank of Texas, N.A.

By:      /s/ Jeff Dalton
Jeff Dalton,
Senior Vice President

Exhibits and Schedules:
Schedule 1 - Banks and Percentage Share
Schedule 2 - Required Hedge Transactions
Schedule 3 - Existing Hedge Transactions
Exhibit A - Revolving Note
Exhibit B - Compliance Certificate

Schedule 1
to Loan Agreement

Banks and Percentage Share

Banks	Commitment Amount	Commitment Percentage	Face Amount of Note

Bank of Texas, N.A.	$35,000,000.00	100.00000%	$100,000,000.00

Totals:	$35,000,000.00	100.00000%	$100,000,000.00

Banks	Lending Office	Address for Notice
Bank of Texas, N.A.	Bank of Texas, N.A. Attention: Jeff Dalton, Senior Vice President 5 Houston Center 1401 McKinney, Suite 1650 Houston, Texas 77010 Fax Number (713) 289-5825	Bank of Texas, N.A. Attention: Jeff Dalton, Senior Vice President 5 Houston Center 1401 McKinney, Suite 1650 Houston, Texas 77010 Fax Number (713) 289-5825

Administrative Agent	Address for Notice
Bank of Texas, N.A.	Bank of Texas, N.A. Attention: Jeff Dalton, Senior Vice President 5 Houston Center 1401 McKinney, Suite 1650 Houston, Texas 77010 Fax Number (713) 289-5825

Schedule 2
to Loan Agreement

Required Hedge Transactions

Type of Hedge Transaction		Period	Minimum Price	Volume

1.	Crude Oil Swaps	January 1, 2009 -	$71.00 per bbl	10,000 bbls per month
December 31, 2009

2.	Crude Oil Puts	January 1, 2010 -	$75.00 per bbl	10,000 bbls per month
December 31, 2010

3.	Crude Oil Puts	December 1, 2010 -	$85.00 per bbl	10,000 bbls per month
December 31, 2010

4.	Crude Oil Puts	January 1, 2011 -	$80.00 per bbl	10,000 bbls per month
December 31, 2011

5.	Crude Oil Collar	January 1, 2008 -	$40.00 per bbl floor	12,500 bbls per month
		October 31, 2008	$67.00 per bbl ceiling

6.	Natural Gas Collar	January 1, 2008 -	$5.00 per mcf floor	35 MMcf per month
		October 31, 2008	$9.10 per mcf ceiling

Schedule 3
to Loan Agreement

Existing Hedge Transactions

A.    ISDA Master Agreement dated __________________, between Tandem Energy Corporation and Shell Trading (U.S.) Company, with the following outstanding Hedge Transactions:

[Note to Borrowers: please identify which of the existing hedges are with Shell and with BP and please also make sure that we have all of the net positions covered.]

1.	Crude Oil Puts	January 1, 2010 -	$75.00 per bbl	10,000 bbls per month
December 31, 2010

2.	Crude Oil Puts	December 1, 2010 -	$85.00 per bbl	10,000 bbls
December 31, 2010

3.	Crude Oil Puts	January 1, 2011 -	$80.00 per bbl	10,000 bbls per month
December 31, 2011

4.	Crude Oil Collar	January 1, 2008 -	$40.00 per bbl floor	12,500 bbls per month
		October 31, 2008	$67.00 per bbl ceiling

5.	Natural Gas Collar	January 1, 2008 -	$5.00 per mcf floor	35 MMcf per month
		October 31, 2008	$9.10 per mcf ceiling

B.    ISDA Master Agreement dated August 28, 2006, between Tandem Energy Corporation and BP Corporation North America Inc., with the following oustanding Hedge Transactions:

1.	Crude Oil Swaps	January 1, 2009 -	$71.00 per bbl	10,000 bbls per month
December 31, 2009

2.	Crude Oil Puts	January 1, 2010 -	$75.00 per bbl	10,000 bbls per month
December 31, 2010

3.	Crude Oil Puts	December 1, 2010 -	$85.00 per bbl	10,000 bbls
December 31, 2010

4.	Crude Oil Puts	January 1, 2011 -	$80.00 per bbl	10,000 bbls per month
December 31, 2011

Exhibit A

REVOLVING PROMISSORY NOTE
$100,000,000.00	Houston, Texas	March 14, 2008

Promise to Pay. For value received, on or before March 14, 2012 (AMaturity Date@), Tandem Energy Corporation, a Delaware corporation, and PER Gulf Coast, Inc., a Delaware corporation (collectively ABorrowers@), jointly and severally promise to pay to the order of Bank of Texas, N.A. (ABank@), at the offices of Bank of Texas, N.A. (AAgent@) in Harris County, Texas at 5 Houston Center, 1401 McKinney, Suite 1650, Houston, Texas 77010, the principal amount of One Hundred Million Dollars ($100,000,000.00) (ATotal Principal Amount@), or such amount less than the Total Principal Amount which has been advanced to Borrowers under this Revolving Promissory Note (ANote@), together with interest on the portion of the Total Principal Amount advanced to Borrowers from the date advanced until paid at the rates per annum provided below.

Definitions. For purposes of this Note, unless the context otherwise requires, certain terms used herein shall be defined as follows:

AAdjusted LIBOR Rate@ means with respect to each Interest Period, a rate per annum equal to the sum of (i) the LIBOR Spread, plus (ii) the LIBOR Rate with respect to such Interest Period. Each determination by Agent of the Adjusted LIBOR Rate shall, in the absence of manifest error, be prima facie and binding.

ABanks@ means all banks and financial institutions now or hereafter a party to the Loan Agreement.

ABusiness Day@ means any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

AConsequential Loss@ means, with respect to Borrowers= payment of all or any portion of the then-outstanding principal amount of any LIBOR Balance on a day other than the last day of the Interest Period related thereto, any loss, cost, or expense incurred by Bank in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Bank as a result of so redepositing such principal amount plus (ii) any expense or penalty incurred by Bank on redepositing such principal amount, but excluding taxes on the income of Bank imposed by any governmental authority.

AContract Rate@ means the Adjusted LIBOR Rate or the Prime Rate, as in effect from time to time under this Note.

ADollars@ means lawful currency of the United States of America.

AExcess Interest Amount@ means, on any date, the amount by which (i) the amount of all interest which would have accrued prior to such date on the principal of this Note, had the applicable Contract Rate at all times been in effect without limitation by the Maximum Rate, exceeds (ii) the aggregate amount of interest accrued on this Note on or prior to such date as limited by the Maximum Rate.

AInterest Notice@ means the notice given by Borrowers to Agent of an Interest Option selected hereunder. Each Interest Notice given by Borrowers under this Note shall be irrevocable and must be given not later than 10:00 a.m. (Houston, Texas time) on a day which is not less than the number of Business Days or LIBOR Business Days required below for an Interest Option.

AInterest Option@ means Borrowers= option to select an Adjusted LIBOR Rate or the Prime Rate, as described more fully below.

AInterest Payment Date@ means the first (1st) day of each month hereafter for interest on the Prime Rate Balance, the last day of the applicable Interest Period for interest on the LIBOR Balance, and the Maturity Date.

AInterest Period@ means, with respect to any LIBOR Balance, a period commencing: (i) on any date which, pursuant to an Interest Notice, the principal amount of such LIBOR Balance begins to accrue interest at the Adjusted LIBOR Rate, or (ii) the Business Day following the last day of the immediately preceding Interest Period in the case of a rollover to a successive Interest Period, and ending one, two, or three months thereafter as Borrowers shall elect in accordance with the provisions hereof; provided that: (A) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the succeeding LIBOR Business Day and (B) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

ALIBOR Balance@ means the principal balance of this Note, which, pursuant to an Interest Notice, bears interest at the Adjusted LIBOR Rate.

ALIBOR Business Day@ means a day on which dealings in Dollars are carried out in the London interbank offered rate market.

ALIBOR Rate@ means the rate of interest per annum at which deposits in Dollars are offered by the major London clearing banks, as quoted by the British Banker=s Association and reported by Bloomberg Professional Service on page BBAM (or such other similar news reporting service as Agent may subscribe to at the time such LIBOR Rate is determined), in the London interbank offered rate market for a period of time equal or comparable to an Interest Period and in an amount equal to or comparable to the principal amount of the LIBOR Balance to which such Interest Period relates. The LIBOR Rate for the Interest Period to which it relates shall (i) be determined as of 11:00 a.m. (London, England time) two (2) LIBOR Business Days prior to the first day of such Interest Period, and (ii) shall be rounded upward, if necessary, to the nearest one-hundreth of one percent.

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ALIBOR Spread@ means the ALIBOR Spread@ as defined in the Loan Agreement; and the LIBOR Spread will vary as set forth in the Loan Agreement, based on the Borrowing Base Utilization (as defined in the Loan Agreement) as in effect from time to time, with each change in the applicable percentage resulting from a change in the Borrowing Base Utilization to take effect on the day such change in the Borrowing Base Utilization occurs.

ALoan Agreement@ means the Loan Agreement of even date, by and among Borrowers, Agent, and Banks, as amended.

AMaximum Rate@ means at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If the maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrowers from time to time as of the effective date of each change in the maximum rate. If applicable law ceases to provide for a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

APrime Rate@ means the BOKF National Prime Rate, which is defined as the rate of interest set by BOK Financial Corporation, in its sole discretion, on a daily basis, as published by BOK Financial Corporation from time to time (which may not be the lowest, best or most favorable rate of interest which Agent or Banks may charge on loans to their customers).

APrime Rate Balance@ means the principal balance of this Note bearing interest at a rate based upon the Prime Rate.

Payments of Interest and Principal. The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

(a) accrued, unpaid interest on this Note shall be due and payable on each Interest Payment Date, commencing on the first (1st) day of April, 2008, and continuing until the Maturity Date;

(b) the principal of this Note shall be due and payable as required by the Loan Agreement to meet any Borrowing Base deficiency or Monthly Commitment Reductions (if and when required by Agent and Banks under the Loan Agreement); and

(c) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

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Revolving Credit. Under the Loan Agreement, Borrowers may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Total Principal Amount or the Borrowing Base (as defined in the Loan Agreement). In addition, Agent and Banks may set a monthly commitment reduction pursuant to the Loan Agreement, thereafter the Borrowing Base and Bank=s commitment under this Note will decline monthly, and the amount outstanding under this Note may not exceed the amount of Bank=s Commitment under the declining Borrowing Base. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the Maturity Date, although the entire principal balance hereof may from time to time be paid in full. Borrowers may borrow, repay and reborrow hereunder. Unless otherwise agreed to in writing or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, delinquency charges, and other charges; provided, however, upon delinquency or other Event of Default, Bank reserves the right to apply payments among principal, interest, delinquency charges, collection costs, and other charges, in such order and manner as the holder of this Note may from time to time determine in its sole discretion. All payments and prepayments of principal of or interest on this Note shall be made in Dollars in immediately available funds, at the address of Agent indicated above, or such other place as the holder of this Note shall designate in writing to Borrowers. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day or LIBOR Business Day, such payment shall be made on the next succeeding Business Day or LIBOR Business Day, as applicable, and any such extension of time shall be included in computing interest in connection with such payment. The books and records of Agent shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

Accrual of Interest. The unpaid principal of the Prime Rate Balance shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (i) the Prime Rate, or (ii) the Maximum Rate. The unpaid principal of each LIBOR Balance shall bear interest at a rate per annum which shall be equal to the lesser of (i) the Adjusted LIBOR Rate for the Interest Period in effect with respect to the LIBOR Balance, or (ii) the Maximum Rate. Each change in the Prime Rate shall become effective without prior notice to Borrowers automatically as of the opening of business on the date of such change in the Prime Rate. Interest on this Note shall be calculated on the basis of the actual days elapsed, but computed as if each year consisted of 360 days.

Interest Options. Subject to the provisions hereof, Borrowers shall have the option (the AInterest Option@) of having the unpaid principal balance of this Note bear interest at the Adjusted LIBOR Rate or the Prime Rate; provided, however, that only four (4) Interest Period options shall be in effect at any one time and the selection of the Adjusted LIBOR Rate for a particular Interest Period shall be for no less than $1,000,000.00 of unpaid principal and in even multiples of $100,000.00 in principal. The Interest Option shall be exercised in the manner provided below:

(a) Advances. Each advance on the Note will initially be funded as a Prime Rate Balance and will accrue interest from the date advanced at the Prime Rate.

(b) Conversion From Prime Rate. During any period in which the principal hereof bears interest at the Prime Rate, Borrowers shall have the right, on any LIBOR Business Day (the AConversion Date@), to convert all or part of the principal balance owed on the Note from the Prime Rate Balance to a LIBOR Balance by giving Agent an Interest Notice of such selection at least two (2) LIBOR Business Days prior to the Conversion Date.

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(c) At Expiration of Interest Periods. At least two (2) LIBOR Business Days prior to the termination of each Interest Period, Agent shall receive from Borrowers an Interest Notice indicating the Interest Option to be applicable to the corresponding LIBOR Balance upon the expiration of such Interest Period. If the required Interest Notice shall not have been timely received by Agent, Borrowers shall be deemed to have selected the Prime Rate to be applicable to the corresponding LIBOR Balance upon the expiration of the Interest Period and to have given Agent notice of such selection.

Interest Recapture. If on each Interest Payment Date or any other date on which interest payments are required hereunder, Bank does not receive interest on this Note computed at the Prime Rate or Adjusted LIBOR Rate because such Contract Rate exceeds or has exceeded the Maximum Rate, then Borrowers shall, upon the written demand of Agent, pay to Bank in addition to the interest otherwise required to be paid hereunder, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of such later Interest Payment Date); provided that in no event shall Borrowers be required to pay, for any Interest Period, interest at a rate exceeding the Maximum Rate effective during such period.

Interest on Past Due Amounts and Default Interest. To the extent any interest is not paid on or before the date it becomes due and payable, Agent may, at its option, add such accrued but unpaid interest to the principal of this Note. Notwithstanding anything herein to the contrary, (i) while any Event of Default (as defined below) is outstanding, (ii) upon acceleration of the maturity hereof following an uncured Event of Default, or (iii) at the Maturity Date, all principal of this Note shall, at the option of Agent, bear interest at the Maximum Rate until paid.

Loan Agreement/Security. This Note is subject to the terms and provisions of the Loan Agreement. This Note is secured by all liens and security interests described in the Loan Agreement. This Note, the Loan Agreement, and all other documents evidencing, securing, governing, guaranteeing, or pertaining to this Note are hereinafter collectively referred to as the ALoan Documents.@ The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

Prepayments; Consequential Loss. Borrowers may from time to time prepay all or any portion of the principal of this Note without premium or penalty, except as set forth herein. Any prepayment made hereunder shall be made together with all interest accrued but unpaid on this Note through the date of such prepayment. If Borrowers make any prepayment of principal with respect to any LIBOR Balance on any day prior to the last day of the Interest Period applicable to such LIBOR Balance, Borrowers shall reimburse the Bank on demand the Consequential Loss incurred by Bank as a result of the timing of such payment. A certificate of Agent setting forth the basis for the determination of a Consequential Loss shall be delivered to Borrowers and shall, in the absence of manifest error, be prima facie evidence as to such determination and amount.

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Special Provisions for LIBOR Pricing. Borrowers agree to the following special provisions regarding LIBOR pricing:

(a)  If Agent determines that, by reason of circumstances affecting the London interbank offered rate market generally, deposits in Dollars (in the applicable amounts) are not being offered to United States financial institutions in the London interbank offered rate market for the applicable Interest Period, or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to Bank of making or maintaining a LIBOR Balance for the applicable Interest Period, Agent shall forthwith give written notice to Borrowers, and thereafter until Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the right of Borrowers to select the Adjusted LIBOR Rate as an Interest Option under this Note shall be suspended, and (ii) Borrowers shall be deemed to have converted each LIBOR Balance to a Prime Rate Balance under this Note in accordance with the provisions hereof on the last day of the then-current Interest Period applicable to such LIBOR Balance.

(b) If the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or agency shall make it unlawful or impossible for Bank to make or maintain a LIBOR Balance, Agent shall so notify Borrowers. Upon receipt of such written notice, Borrowers shall be deemed to have converted any LIBOR Balance to a Prime Rate Balance under this Note, on either (i) the last day of the then-current Interest Period applicable to such LIBOR Balance if Bank may lawfully continue to maintain and fund such LIBOR Balance to such day, or (ii) immediately if Bank may not lawfully continue to maintain such LIBOR Balance to such day.

(c)  If any governmental authority, central bank, or other comparable authority, shall at any time after the date of this Note impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank, or shall impose on Bank (or its LIBOR lending office) or the London interbank offered rate market any other condition affecting its LIBOR Balance, this Note, or its obligation to make LIBOR advances; and the result of any of the foregoing is to increase the cost to Bank of making or maintaining its LIBOR Balance, or to reduce the amount of any sum received or receivable by Bank under this Note by an amount reasonably deemed by Bank to be material; then, within five (5) days after demand by Agent, Borrowers shall pay to Bank, such additional amount or amounts as will compensate Bank for such increased cost or reduction. Agent will promptly notify Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle Bank to compensation pursuant to this Subsection. A certificate of Agent claiming compensation under this Subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie in the absence of manifest error. If Agent demands compensation under this Subsection, then Borrowers may at any time, upon at least two (2) Business Days prior notice to Agent, either (i) repay in full the then outstanding LIBOR Balance, together with accrued interest thereon to the date of prepayment, or (ii) convert such LIBOR Balance to Prime Rate Balance in accordance with the provisions of this Note; provided, however, that Borrowers shall be liable for any Consequential Loss arising pursuant to such actions.

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(d) If (i) the obligation of Bank to permit LIBOR Balance has been suspended pursuant to subsections (a) or (b) above or (ii) Bank has demanded compensation under subsection (c) above, then, unless and until Agent notifies Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply, all advances on this Note which would otherwise be made by Bank as LIBOR Balance shall be made instead as Prime Rate Balance.

Business Loan. Borrowers represent to and covenant with Agent and Banks that: (1) all loans evidenced by this Note are and shall be Abusiness loans@ as that term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended; and (2) the loans are for business, commercial, investment, or other similar purposes and not for personal, family, household, or agricultural use, as those terms are used in the Texas Finance Code.

Event of Default. Borrowers agree that upon the occurrence of any one or more of the following events of default (AEvent of Default@):

(a) failure of Borrowers to pay any installment of principal of or interest on this Note when due; or

(b) the occurrence of any Event of Default specified in the Loan Agreement or any other Loan Documents;

and the expiration of any notice, grace, or cure period required in the Loan Agreement, the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies, and recourses available to the holder hereof, including but not limited to any such rights, remedies, or recourses under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing.

No Waiver by Agent or Banks. The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy, or recourse available to Agent or the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of Agent or the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies, and recourses of Agent and the holder hereof, as provided in this Note and in any other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively, or together as often as occasion therefor shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release, or extinguish any right, remedy, or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy, or recourse, or (ii) impair, reduce, release, or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

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Usury Savings Clause. This Note and all other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby, and all provisions shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or under any other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced by this Note, or if Agent=s exercise of the option to accelerate the maturity of this Note or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by law, then it is the express intent of Borrowers, Agent, and Banks that all excess amounts theretofore collected by Agent or Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrowers), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then-applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrowers for the use, forbearance, detention, taking, charging, receiving, or reserving of the indebtedness of Borrowers to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge, or receive a greater amount of interest, Bank will rely on federal law instead of  Texas Finance Code, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, or under other applicable law by giving notice, if required, to Borrowers as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, it is not the intention of Agent or Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

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Applicability of Laws. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the Aweekly ceiling@ specified in Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

Attorneys Fees. If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy, or other legal proceedings of any kind, Borrowers agree to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys fees.

Borrowers= Waiver. Except as expressly provided herein, Borrowers and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences, or partial payments, either before or after maturity.

Applicable Law. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY, THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS INSTRU-MENT IS MADE AND IS PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS, AND IN THE EVENT OF A DISPUTE INVOLVING THIS NOTE OR ANY OTHER INSTRUMENT EXECUTED IN CONNECTION HEREWITH, BORROWERS IRREVOCABLY AGREES THAT VENUE FOR SUCH DISPUTES SHALL BE IN ANY COURT OF COMPETENT JURIS-DICTION IN HARRIS COUNTY, TEXAS.

Renewal. This Note is given in renewal and extension, but not extinguishment, of amounts left owing and unpaid on the promissory note (the APrior Note@) executed and delivered by Tandem Energy Corporation, and payable to the order of Guaranty Bank F.S.B., and Bank is the owner and holder of the Prior Note as assignee of Guaranty Bank F.S.B.

Captions. Captions used herein are for convenience only and should not be used in interpreting this Note.

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Final Agreement. THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

Executed and delivered to Bank in Houston, Texas, on the date stated above.

BORROWERS:

Tandem Energy Corporation

By:______________________________
Michael G. Cunningham,
Senior Vice President

PER Gulf Coast, Inc.

By:______________________________
Michael G. Cunningham,
Senior Vice President

This note was prepared by:
Harris, Finley & Bogle, P.C.
777 Main Street, Suite 3600
Fort Worth, Texas 76102
(817) 870-8700

1410028.1 [March 20, 2008]

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Exhibit B

QUARTERLY COMPLIANCE CERTIFICATE

Pursuant to the Loan Agreement (the ALoan Agreement@) dated March 14, 2008, among Tandem Energy Corporation, a Delaware corporation, and PER Gulf Coast, Inc., a Delaware corporation (collectively ABorrowers@); Bank of Texas, N.A., as administrative agent (AAgent@); and Bank of Texas, N.A. (ABank of Texas@), and all banks and financial institutions now or hereafter a party to this Loan Agreement (collectively ABanks@), Borrowers have reviewed their activities for the fiscal quarter ending on ______________________, 200___, and hereby represent and warrant to Agent and Banks that the information set forth below, calculated on a consolidated basis, is true and correct as of that date (capitalized terms below have the meanings assigned in the Loan Agreement):

	1. Financial Covenants.		Required	Actual

(a)	Current Ratio (minimum)		1.0 to 1.0 _____ to 1.0
to be tested quarterly

	Current assets	$__________
	Availability on Revolving Loan	$__________
	Current liabilities	$__________

For the purpose of this calculation, ACurrent Ratio@ is defined as the ratio of (i) Borrowers= current assets, plus availability on the Revolving Loan, divided by (ii) Borrowers= current liabilities (excluding current maturities of long-term debt); provided, however, that the mark-to-market values for hedging positions in accordance with FASB 133 shall be excluded from this calculation until such time as the gains or losses from the hedges are actually realized and the hedges expire.

(b)	Funded Debt to EBITDA Ratio		3.0 to 1.0	_____ to 1.0
(maximum) to be tested quarterly

	Amount outstanding on Loans	$__________
	Net income annualized	$__________
	Income taxes annualized	$__________
	Interest expense annualized	$__________
	DD&A annualized	$__________
	Gains or losses annualized	$__________

For the purposes of this calculation, AFunded Debt to EBITDA Ratio@ is defined as the ratio of (i) the total amount outstanding on the Loans, divided by (ii) the sum of Borrowers= most recent quarter=s net income annualized, plus income taxes for the same period annualized, plus interest expense on the Loans for the same period annualized, plus depletion, depreciation, amortization, and other non-cash charges for the same period annualized, minus gains from the sale of assets (or plus losses from the sale of assets) for the same period annualized; provided, however, that EBITDA from acquisitions may only be included in this covenant after Agent has reviewed and approved pro-forma financial statements demonstrating the effect of the acquisition.

2.  The undersigned officers hereby certify on behalf of Borrowers that (a) Borrowers are in compliance with all covenants of the Loan Agreement, and (b) as of the effective date of this compliance certificate and the date received by Agent, no Event of Default or event that would, with the lapse of time or giving of notice, or both, be an Event of Default, has occurred. The Revolving Note and the Loan Agreement are acknowledged, ratified, confirmed, and agreed by Borrowers to be valid, subsisting, and binding obligations. Borrowers agree that there is no right to set off or defense to payment of the Revolving Note.

Dated ____________________, 200__.

Tandem Energy Corporation By: ____________________________ Name: Title: PER Gulf Coast, Inc. By: ____________________________ Name: Title:

1410033.1 [March 20, 2008]